UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2013

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
567 Thompson Road, Houma, Louisiana	70363
(Address of principal executive offices)	(Zip Code)

(985) 872-2100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)       At its meeting on March 6, 2013, the Board of Directors of Gulf Island Fabrication, Inc. (the Company) determined that William Fromenthal, 59, Vice President of Operations and General Manager of the Company since January 1, 2013, is serving as the Company’s principal operating officer.  Beginning in January 2013, Mr. Fromenthal has gradually assumed some of the duties previously performed by Kirk J. Meche, the Company’s former Chief Operating Officer, following Mr. Meche’s appointment as the Company’s President and Chief Executive Officer also effective January 1, 2013.  Mr. Fromenthal will continue to serve as President and Chief Executive Officer of Dolphin Services, LLC (a subsidiary of the Company), a position which he has held since 2000. Mr. Fromenthal previously served as Project Manager of the Company from 1996 to 2000, and prior to joining the Company, Mr. Fromenthal held various project management, planning and coordination roles in the industry from 1976 to 1996.

          On March 6, 2013, Mr. Fromenthal’s base salary was increased to $250,000 effective January 1, 2013.  Mr. Fromenthal will be eligible to participate in the Company’s annual incentive program similar to other executive officers of the Company for fiscal year 2013.  Mr. Fromenthal will be eligible to receive future equity awards under the Company’s long-term incentive compensation program, and participate in other benefit programs generally available to the Company’s executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Kirk J. Meche
Kirk J. Meche
President and Chief Executive Officer

Dated:	March 12, 2013